Exhibit 10.7

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May 29, 2007, between NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (the “Company”), and the Investor set forth on the signature page to this Agreement (the “Investor”).

WHEREAS, the Investor desires to acquire certain shares of the Company’s common stock, nominal or par value of $0.01 per share (the “Common Stock”);

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of April 10, 2007, by and among Noranda Finance LLC (as successor in interest to Noranda Finance Inc.), Noranda Aluminum Acquisition Corporation (formerly named Music City Acquisition Corporation), a Delaware corporation (“Acquisition Corp.”) and Xstrata (Schweiz) A.G. (“Xstrata”), Acquisition Corp. has acquired all of the outstanding capital stock of Noranda Intermediate Holding Corporation, a Delaware corporation wholly owned by Noranda Finance LLC (the “Acquisition”) effective as of May 18, 2007;

WHEREAS, Acquisition Corp. is wholly owned by the Company;

WHEREAS, (i) as of the date hereof, the Investor is an employee, consultant or independent contractor of Noranda Aluminum, Inc. or a subsidiary thereof, and is expected to continue in such capacity with the Company or a subsidiary thereof after the Acquisition, and (ii) as a result, pursuant to this Agreement, the Company is offering the Investor the opportunity to acquire Common Stock and options to acquire shares of Common Stock (“Stock Options”) in accordance with Article V of the Noranda Aluminum Holding Corporation 2007 Stock Incentive Plan (the “Plan”) (it being understood that this Agreement shall be deemed to be the “Agreement” referenced in such Article);

WHEREAS, the Company is willing to issue to the Investor the Securities (as defined below) as set forth on Schedule 1 hereto on the terms and conditions provided below.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

1. Subscription; Price. The Investor hereby subscribes for and offers to purchase the number of shares of Common Stock set forth on the signature page to this Agreement (collectively, the “Shares”); irrevocably tenders this Agreement; and agrees to pay the amount in cash to the Company set forth on the signature page to this Agreement by May 30, 2007 as aggregate consideration for the Shares (the “Subscription Price”). If certificated, the Company shall issue one or more certificates representing the Shares to Investor against payment therefor and if uncertificated, proper entries shall be made in the share register of the Company reflecting the Investor’s acquisition of the Shares. In addition, in connection with the acquisition of the Shares, Investor shall be issued that number of Stock Options set forth in that stock option agreement by and between the Investor and the Company as of even date herewith (the Stock Options, together with the Shares, the “Securities”).

2. Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company as follows (where the context so requires, for the purposes of this Section 2, “Securities” shall include any shares of Common Stock issued in respect of Stock Options exercised):

(a) Authority; Validity. Investor has full power, legal right and authority to execute, deliver and perform the terms of this Agreement and to consummate the transactions contemplated by this Agreement and no consent of any third party not previously obtained is required to do so. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite action and no other proceedings on the part of Investor are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Investor and, assuming this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance by Investor of this Agreement and any other agreement, certificate or document executed by Investor in connection with this Agreement, and the transactions (and the consummation of the transactions) contemplated by this Agreement and any related agreements will not: (i) violate or conflict with any laws, rules or regulations of any government authority having jurisdiction, or (ii) result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, or require any consent under, any provision of (x) any debt instrument, indenture, mortgage agreement or other instrument or arrangement to which Investor is a party or (y) any judgment, order or decree by which Investor is bound.

(c) United States Person. Investor is a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, meaning that Investor is a citizen or resident of the United States.

(d) Private Offering Exemption. Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that this sale is being made in reliance on one or more exemptions for private offerings.

(e) Investment Characteristics; Risk; Liquidity; Registration. Investor understands that (i) an investment in the Shares involves a high degree of risk, and it may lose the entire amount of its investment, (ii) the Company has only recently been organized, has no financial or operating history and will hold shares of common stock of Acquisition Corp. and will have no other operations other than those of its subsidiaries, (iii) the Company does not expect to pay dividends for the foreseeable future and (iv) the Shares are illiquid, and Investor must bear the economic risk of an investment in the Shares for an indefinite period of time unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Except as otherwise provided in the Securityholders Agreement,

Investor further understands that (i) there is no existing public or other market for the Shares, and there can be no assurance as to when, or whether, any such market will develop, or that Investor will be able to sell or dispose of its Shares and (ii) the Shares have not been registered under the Securities Act or under the securities laws of any other jurisdiction, and the Company is under no obligation to, and currently does not intend to, register or qualify the Shares for resale by Investor or assist Investor in complying with any exemption under the Securities Act or the securities laws of any other jurisdiction; an offer or sale of Shares by Investor in the absence of registration under the Securities Act will require the availability of an exemption thereunder; a restrictive legend in substantially the form set forth in Section 7 of this Agreement shall be placed on the certificates representing the Shares; and a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer.

(f) Investment Purpose; No Resale or Distribution Intent. The Securities for which Investor hereby subscribes are being acquired solely for Investor’s own account and for investment only. Investor is not purchasing the Securities with a view to or for the resale, distribution, subdivision or fractionalization thereof and Investor has no plans to enter into any contract, undertaking, agreement or arrangement for any such purpose. Investor understands and agrees that the Company shall have no obligation to recognize the ownership, beneficial or otherwise, of such Securities of anyone other than Investor and that no such Securities shall be transferable except upon the conditions set forth in the Securityholders Agreement relating to the Company, dated as of the date of this Agreement (the “Securityholders Agreement”), entered into by the Investor and certain shareholders of the Company.

(g) Qualifications. Investor (i) has adequate means of providing for Investor’s current needs and possible contingencies, and Investor has no need for liquidity in its investment in the Company, (ii) can bear the economic risk of losing its entire investment in the Company, and (iii) either (x) has, alone or together with a Purchaser Representative (as defined in Rule 501(h) of the Securities Act), such knowledge and experience in financial and business matters that Investor is capable of evaluating the relative risks and merits of this investment or (y) is an “accredited investor” as the quoted term is defined under the Securities Act and the rules and regulations promulgated thereunder.

(h) Investigation. Investor acknowledges that it has been provided with such information as it deems necessary to evaluate the merits and risks of investing in the Shares (including, without limitation, such financial and other information regarding the Company and its subsidiaries) and has been afforded the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risk of investing in the Shares; and in making the decision to invest in the Company, Investor has relied solely upon independent investigations made by Investor. No representations or warranties, oral or otherwise, have been made to Investor or any party acting on Investor’s behalf that are inconsistent with the written materials which have been supplied to Investor by the Company.

(i) Brokers’ Fees. Investor has not entered into any agreement to pay any brokers’ or finders’ fees to any person with respect to this Agreement.

(j) Securityholders Agreement. Investor has executed the Securityholders Agreement and is bound by its terms and conditions.

3. Conditions; Transferability. Investor shall, simultaneously with the execution and delivery of this Agreement, execute, and agrees not to transfer or assign this Agreement or any of Investor’s interest in this Agreement or in the Company except as permitted by the terms of the Securityholders Agreement, and further agrees that the assignment and transferability of the Securities (including shares of Common Stock issued in respect of Stock Options exercised) shall be permitted only in accordance with applicable law and the terms of the Securityholders Agreement.

4. Revocation; Assignment and Termination. Investor agrees that it will not cancel, terminate or revoke this Agreement and further agrees not to transfer or assign this Agreement or any of Investor’s interest in this Agreement without the prior written consent of the Company.

5. Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has full power, legal right and authority to execute, deliver and perform the terms of this Agreement, to issue the Securities in accordance with the terms and subject to the conditions of this Agreement and to consummate the transactions contemplated by this Agreement and no consent of any third party not previously obtained is required to do so. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company have been duly and validly authorized by all requisite action and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by the Investor, constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. Assuming the accuracy of Investor’s representations and warranties, the execution, delivery and performance by the Company of this Agreement and any other agreement, certificate of document executed by the Company in connection herewith, and the consummation of the transactions contemplated by this Agreement and any related agreements by the Company will not: (i) violate or conflict with any laws, rules or regulations of any government authority having jurisdiction over or applicable to the Company; or (ii) result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, or require any consent under, any provision of (x) the Company’s certificate of incorporation and by laws; (y) any agreement or other instrument or arrangement to which the Company is a party; or (z) any judgment, order or decree by which the Company is bound.

(c) Issuance of and Title to Shares. Upon issuance, the Shares will be duly authorized and validly issued, fully paid and nonassessable. Upon issuance of the Shares to Investor, Investor will acquire good and valid title to the Shares, free and clear of any Encumbrances. The $10 per Share purchase price paid by Investor hereunder is the same per share purchase price paid by Apollo Management VI, L.P. and/or its affiliates in connection with their purchase of shares of Common Stock on the Closing Date.

6. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to (i) the Company c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019, Attention: Eric Press and (ii) the Investor at the address set forth on the Investor’s signature page hereto.

(b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

(c) This Agreement and the Securityholders Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d) Whenever required by the context hereof, the singular shall include the plural, and vice versa. Any gender-specific reference applies to the other gender as context requires.

(e) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(f) All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Shares.

7. Legends. All certificates evidencing Shares owned by the Investor or its respective transferees permitted hereunder shall in addition to any other legend required by contract or applicable law bear a legend in substance as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO

SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

8. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9. Please print or type the full name(s) in which ownership of the Shares are to be registered:

Please print or type your Social Security Number(s) or other Taxpayer Identification Number(s):

INVESTOR

By:
Name:

Residence Address:

Number of Shares of common stock of Noranda Aluminum Holding Corporation to which this Subscription Agreement applies:

Aggregate purchase price for Shares of common stock of Noranda Aluminum Holding Corporation purchased pursuant to this Subscription Agreement:

By signing the attached, you acknowledge and agree that the Company, Noranda Aluminum, Inc. or its subsidiaries may deduct, at your written request, from any payments due from Noranda Aluminum, Inc. or its subsidiaries to you, a total amount equal to the Subscription Price, and you hereby consent to such deduction and offset.

[Subscription Agreement Signature Page]

The foregoing Subscription Agreement is accepted and agreed to by the Company as of the date set forth below.

NORANDA ALUMINUM HOLDING CORPORATION

By:
Name:
Title:

Date of Acceptance:             , 2007

[Subscription Agreement Signature Page]